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                                                                    EXHIBIT 4.02


                  AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

                           AND SHAREHOLDERS' AGREEMENT

      This Amendment (the "AMENDMENT") is entered into as of February 27, 1997, by and among O.S.I. Corporation, a California corporation (the "Company") and the other persons and entities whose names are set forth on the signature pages hereto. This Amendment amends that certain Registration Rights Agreement dated as of October 30,1992 (the "REGISTRATION RIGHTS AGREEMENT") and that certain Shareholders Agreement also dated as of October 30, 1992 (the "SHAREHOLDERS' AGREEMENT"), each by and among the Company and the other parties listed on the signature pages thereto.

                                 R E C I T A L S

      WHEREAS, on October 30, 1992, the Company and certain of the investors and shareholders in the Company entered into the Registration Rights Agreement and the Shareholders' Agreement;

      WHEREAS, pursuant to a Settlement Agreement and Release dated as of February __, 1997 by and among Geoffrey H. Galley, Anthony D. Galley, Barrie Bevis, Albert H. Morland and Ivor Atkinson (collectively, the "Shareholders"), the Company and certain other parties, the Company has agreed to provide the Shareholders with certain priority on registration rights, and the Shareholders have agreed to place their shares of Company stock in a voting trust, among other things;

      WHEREAS, the parties hereto desire to amend the Registration Rights Agreement and Shareholders Agreement to assist in the implementation of the foregoing.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. Priority Registration Rights. The following paragraph shall be added to the Registration Rights Agreement:

            "3.16 Rights of Certain Holders upon Initial Public Offering. Notwithstanding anything to the contrary herein, no other Holders shall be allowed to register any Registrable Securities in a registration related to the Company's Initial Public Offering (including, but not limited to, a registration initiated pursuant to section 2.1 herein) or any subsequent public offering unless each of Geoffrey H. Galley, Anthony D. Galley, Barrie Bevis, Albert H. Morland and Ivor Atkinson (the "PRIORITY HOLDERS") have been allowed to register at least fifty percent (50%) of the Registrable Securities held by each such Holder at the time of the Company's Initial Public Offering. For the avoidance of doubt it is acknowledged that there can be no assurance that the Priority Holders will be able to sell any shares in an Initial Public Offering, as this will


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depend on the market conditions at such time. Rather, the Company's commitment is that no other Holder will be permitted to sell any shares in an Initial Public Offering unless the Priority Holders have each been permitted to include up to 50% of their Registrable Shares in the registration.

      2. Market Lock-up. The Shareholders agree to not sell or otherwise transfer any of their shares in the Company not included in the Company's initial public offering for a period of 180 days after such offering, so long as the Company's officers, directors and greater than 5% shareholders agree to be similarly bound. The Shareholders agree to enter into a reasonable "market lock-up" agreement with the Company's underwriter to implement the foregoing.

      3. Consent to Voting Trust. The undersigned hereby consent to the transfer of the Shareholders' shares pursuant to the Voting Trust Agreement and acknowledge that the Shareholders shall retain their registration rights as to such shares, as set forth in the Registration Rights Agreement, as amended hereby, and that the voting provisions of the Voting Trust shall take precedence over the voting provisions of the Shareholders' Agreement.

      4. Amendment of Shareholders Agreement. So much of Section 4.10 of the Shareholders Agreement, which currently reads as follows:

            "may not be amended, modified or discharged except by an instrument in writing signed by (i) the Company, (ii) each holder of 15% or more of the shares of Restricted Stock then outstanding, and (iii) a majority of the other holders of Restricted Stock then outstanding, in each case on an as converted and if exercised basis."

is hereby amended and restated to read as follows:

            "may not be amended, modified or discharged except by an instrument in writing signed by (i) the Company, (ii) each holder of 15% or more of the shares of Restricted Stock then outstanding, and (iii) holders of a majority of the shares of Restricted Stock then outstanding, in each case on an as converted and if exercised basis."

      5. No Other Effects. Except as set forth herein, the Registration Rights Agreement and Shareholders Agreement shall remain in full force and effect.

      6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      7. Entire Agreement. This Amendment constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements with respect to such matters.



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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                    O.S.I. CORPORATION

                                    By:   /s/ John D. Fruth
                                          --------------------------------------
                                          John D. Fruth, President

                                    GALEN PARTNERS, L.P.
                                    By:   BGW Partners, L.P.,
                                          its General Partner

                                          By:  /s/ William Grant
                                               ---------------------------------
                                          Name:    William Grant
                                               ---------------------------------
                                          Title:   General Partner


                                    GALEN PARTNERS INTERNATIONAL, L.P.
                                    By:   BGW PARTNERS, L.P.
                                          its General Partner


                                          By:  /s/ William Grant
                                               ---------------------------------
                                          Name:  William Grant
                                               ---------------------------------
                                          Title:  General Partner


                                    ALLERGAN, INC.

                                    By:  /s/ Francis R. Tunney, Jr.
                                          --------------------------------------
                                          Name:  Francis R. Tunney, Jr.
                                          Title: Corporate Vice-President,
                                                 Secretary and General
                                                 Counsel

   [AMENDMENT TO REGISTRATION RIGHTS AGREEMENT AND SHAREHOLDERS AGREEMENT]



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                                          /s/ JOHN D. FRUTH
                                          --------------------------------------
                                                      JOHN D. FRUTH

                                          /s/ ANTHONY GALLEY
                                          --------------------------------------
                                                      ANTHONY GALLEY


                                          --------------------------------------
                                                       ANITA HALL


                                          --------------------------------------
                                                     RONALD HANSMAN

                                          /s/ GEOFFREY GALLEY
                                          --------------------------------------
                                                     GEOFFREY GALLEY

                                          /s/ ALBERT MORLAND
                                          --------------------------------------
                                                     ALBERT MORLAND

                                          /s/ BARRIE BEVIS
                                          --------------------------------------
                                                      BARRIE BEVIS

                                          /s/ IVOR ATKINSON
                                          --------------------------------------
                                                      IVOR ATKINSON

   [AMENDMENT TO REGISTRATION RIGHTS AGREEMENT AND SHAREHOLDERS AGREEMENT]